                    SUCCESSOR STOCK TRANSFER AGENT AGREEMENT
                    ----------------------------------------

Chemical Banking  Corporation,  parent of Chemical Bank  ("Chemical") and Mellon
Bank Corporation,  parent of Mellon Bank, N.A.  ("Mellon"),  have each signed an agreement which will result in the combining of their stock transfer business in a new company,  Chemical Mellon Shareholder Services ("CMSS") which company will assume and operate the combined  business.  Templeton  Global Income Fund,  Inc.
currently  utilizes the stock transfer services of Mellon pursuant to the agency
Appointment  Agreement and related  documents  (collectively,  the  "Appointment
Documents") between Mellon and Templeton Global Income Fund, Inc.

Templeton Global Income Fund, Inc. hereby consents to the appointment of CMSS as
Successor Stock Transfer Agent to Mellon  effective at the time Templeton Global
Income Fund,  Inc. is notified  that Mellon has resigned such  appointment  (the
"Effective  Date").  To  the  extent  required  by  the  Appointment  Documents,
Templeton  Global  Income Fund,  Inc.  also  consents to the  assignment  of the
Appointment Documents from Mellon to CMSS effective upon the Effective Date.

On and after the  Effective  Date,  the  Appointment  Documents  as currently in effect  will  remain in full force and effect,  except  that all  references  to
Mellon  will be  deemed  to refer  to,  and  mean,  CMSS and to the  extent  not inconsistent with the Appointment Documents, CMSS may follow customary practices and procedures with respect to the services to be provided.

                                          MELLON SECURITIES TRUST COMPANY

                                          By:      /s/ Paul H. Buchbaum
                                                   -----------------------------
                                                   Paul H. Buchbaum
                                                   Senior Vice President

Acknowledged and agreed
this 2nd day of February, 1995

Templeton Global Income Fund, Inc.

By:  /s/ Thomas M. Mistle
     ---------------------------------
       Thomas M. Mistle

Title:  Secretary